UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2010

ZAPNAPS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53837	26-1250093
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 8 Mingshui Road Changchun, Jilin Province, China	130000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 431-8885-7725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on September 21, 2010, the Board of Directors (the “Board”) of ZapNaps, Inc.  (the “Company”) voted to appoint Mr. David Xu as a member of the Board effective immediately. The biography of Mr. Xu follows:

Mr. David Xu, Age 46, is and has been an entrepreneur in the restaurant industry in China. He is the founder and has been the general manager of two regional restaurant chains serving Chinese cuisine for the past eight years. He graduated from the Hebei Industrial Associate College with an associate degree in Chinese cuisine in 1992.

There are no arrangements or understandings between Mr. Xu and any other persons pursuant to which Mr. Xu was elected as director, nor are there any transactions between Mr. Xu and the Company in which he has a direct or indirect material interest that the Company is required to report pursuant to the rules and regulations of the Commission.

Item 9.01.   Financial Statements and Exhibits.

(d)	None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAPNAPS, INC.
Date:	September 21, 2010	By:	/s/ David Lu
		Name:	David Lu
		Title:	President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary